UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 27, 2005

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Vesting of Stock Options

On December 27, 2005, the Compensation Committee of the Board of Directors of the Company approved accelerating the vesting on December 30, 2005 of all unvested stock options granted between January 1, 2002 and December 31, 2004 under the Company’s 1999 Stock Incentive Plan and 2004 Stock Incentive Plan, except for 112,500 options granted to executive officers which were not accelerated. As a result of the accelerated vesting, approximately 360,113 options currently outstanding under the Company’s stock incentive plans having a range of exercise prices of $3.01 and $26.81 became exercisable on December 30, 2005.

The Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” requires the Company to amortize the fair value of unvested stock options as of the Company's fiscal year beginning January 1, 2006.  By accelerating the vesting of the 360,113 stock options on December 30, 2005, the Company can greatly reduce the future need to report non-cash compensation expense for these options, the majority of which have exercise prices significantly greater than the Company’s current stock price.  The aggregate pre-tax expense associated with the accelerated options that would have been reflected in the Company’s consolidated financial statements in future fiscal years is approximately $3.9 million and will be reflected in the pro forma stock-based employee compensation expense for the fourth quarter of 2005.

Amendment to Executive Employment Agreement with William Seippel

     On December 31, 2005, the Company entered into an Amendment No. 1 to that certain Executive Employment Agreement with William Seippel (the “Amendment”), pursuant to which Mr. Seippel will continue to serve as the Chief Financial Officer of the Company. Among other things, the Amendment provides that Mr. Seippel will be granted options to purchase 125,000 shares of the Company’s common stock on January 1, 2006 at an exercise price equal to the then current market price in lieu of an aggregate of 125,000 options which were to be granted to Mr. Seippel in equal 62,500 option increments in each of March 2006 and March 2007 under the terms of his original Executive Employment Agreement. Except as set forth above, the material terms of Mr. Seippel’s original Executive Employment Agreement with the Company remain unchanged by the Amendment.

Amendment to Executive Service Agreement with Adam Poulter

     On December 31, 2005, the Company’s wholly-owned subsidiary, MIVA (UK) Limited (“MIVA UK”), and Adam Poulter entered into an Amendment No. 1 to Executive Service Agreement (the “Amendment”), pursuant to which Mr. Poulter continues to serve as the Managing Director, Europe for MIVA UK. Under the terms of the Amendment, either party may terminate Mr. Poulter’s employment upon not less than twelve months written notice. Except as set forth above, the material terms of Mr. Poulter’s original executive service agreement with MIVA UK remain unchanged by the Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: January 3, 2006	By:	/s/ Craig A. Pisaris-Henderson

Craig A. Pisaris-Henderson
Chairman and Chief Executive Officer